UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): December 19, 2008
FURNITURE BRANDS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-00091 (Commission File Number)	43-0337683 (I.R.S. Employer Identification No.)

1 North Brentwood Blvd., St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)
(314) 863-1100
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On December 19, 2008, the Human Resources Committee of the Board of Directors of Furniture Brands International, Inc. (the “Company”) granted restricted stock unit awards to certain executive officers. The Company’s principal executive officer, principal financial officer and other named executive officer, Ralph P. Scozzafava, Steven G. Rolls and Richard R. Isaak, received grants of 1,277,960 shares, 239,620 shares and 39,940 shares, respectively.
The awards are payable only in cash and payment is contingent upon achieving both share price appreciation objectives and service based retention periods. Once the performance objectives and retention periods are met, executives will receive $6.26 per unit for half of their grant and $9.39 per unit for the other half of their grant. Any unvested awards will be forfeited on the fifth anniversary of the grant date.
The form of the agreement is included as Exhibit 10.1 to this Current Report on Form 8-K. The above description is qualified in its entirety by reference to such form.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 22, 2008

Furniture Brands International, Inc. (Registrant)
By:	/s/ Jon D. Botsford
	Name:	Jon D. Botsford
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Agreement.